UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2003

SUNRISE ASSISTED LIVING, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation of organization)	1-16499 (Commission File Number)	54-1746596 (I.R.S. Employer Identification No.)

7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

(703) 273-7500
(Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposition of Assets

     On March 28, 2003, Sunrise Assisted Living, Inc., a Delaware corporation (“Sunrise”), completed its acquisition of Marriott Senior Living Services, Inc. (“MSLS”) pursuant to a Stock Purchase Agreement, dated as of December 30, 2002, with Marriott International, Inc. (“Marriott International”), Marriott Senior Holding Co. and Marriott Magenta Holding Company, Inc., which agreement was amended by Amendment No. 1 thereto dated as of March 28, 2003. The transaction added 126 senior living communities with a resident capacity of more than 23,000 to the Sunrise operating portfolio.

     Sunrise paid approximately $93 million in cash to acquire all of the outstanding stock of MSLS. Sunrise used cash on hand and amounts available under Sunrise’s syndicated revolving credit facility to fund the cash purchase price. In addition, Sunrise also assumed approximately $38 million of working capital liabilities and other funding obligations, of which $22.8 million is payable to Marriott International in four installments by May 18, 2003, as well as approximately $23 million of lifecare endowment obligations, the majority of which are expected to be refinanced with proceeds from the issuance of new endowment obligations as new residents enter the communities. Sunrise also guaranteed approximately $32 million of lease payments under 14 of MSLS’s operating leases, which are currently guaranteed by Marriott International. Sunrise provided Marriott International with a guarantee with respect to the other funding obligations and the 14 lease guarantees to the extent Marriott International remains obligated under its guarantees of these arrangements after the closing. In connection with the transaction, Marriott International agreed to provide certain transitional administrative and information resource services to Sunrise through September 2003, which are estimated to cost approximately $2.4 million, and agreed to lease certain office space to Sunrise through December 31, 2003 at a base rent of $119,790 per month. The majority of MSLS’s employees became employees of Sunrise at the close of the sale, increasing Sunrise’s workforce to nearly 30,000. As previously announced, J.W. Marriott, Jr., Chairman and CEO of Marriott International, became a member of Sunrise’s Board of Directors at the close of the sale.

     The acquisition of MSLS will be treated as a purchase for financial accounting purposes.

Item 7. Financial Statements and Exhibits

(a)	Financial statements of businesses acquired

The required financial statements of MSLS will be filed by an amendment to this Current Report within 75 days after March 28, 2003.

(b)	Pro Forma Financial Information

The required pro forma financial information will be filed by an amendment to this Current Report within 75 days after March 28, 2003.

(c)	Exhibits

2.1	Stock Purchase Agreement dated as of December 30, 2002 by and among Marriott International, Inc., Marriott Senior Holding Co., Marriott Magenta Holding Company, Inc. and Sunrise Assisted Living, Inc. (Incorporated by reference to Exhibit 2.3 of Sunrise’s 2002 Form 10-K).

2.2	Amendment No. 1 to Stock Purchase Agreement, dated as of March 28, 2003 by and among Marriott International, Inc., Marriott Senior Holding Co., Marriott Magenta Holding Company, Inc. and Sunrise Assisted Living, Inc.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE ASSISTED LIVING, INC. (Registrant)

Date: April 9, 2003	By:	/s/ Larry E. Hulse

Larry E. Hulse Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Exhibit Name	Page No.

2.1	Stock Purchase Agreement dated as of December 30, 2002 by and among Marriott International, Inc., Marriott Senior Holding Co., Marriott Magenta Holding Company, Inc. and Sunrise Assisted Living, Inc. (Incorporated by reference to Exhibit 2.3 of Sunrise’s 2002 Form 10-K).

2.2	Amendment No. 1 to Stock Purchase Agreement, dated as of March 28, 2003 by and among Marriott International, Inc., Marriott Senior Holding Co., Marriott Magenta Holding Company, Inc. and Sunrise Assisted Living, Inc.

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